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                                                                   Exhibit 10.14


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                     PATENT AND TECHNOLOGY LICENSE AGREEMENT



                                 by and between



                            LUCENT TECHNOLOGIES INC.


                                       and


                          LUCENT TECHNOLOGIES GRL CORP.


                                       and


                                   AVAYA INC.


                                       and


                             AVAYA TECHNOLOGY CORP.



                           Dated as of October 1, 2000



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                     PATENT AND TECHNOLOGY LICENSE AGREEMENT
                                Table of Contents

ARTICLE I  --  DEFINITIONS


ARTICLE II  --  ACCESS AND USE OF LICENSED TECHNOLOGY

2.1      Access to Licensed Technology
2.2      Export Control
2.3      Lucent's Rights to Use Licensed Avaya Technology
2.4 Avaya's Rights to Use Licensed Lucent Technology and Licensed Corporate Technology
2.5      Procurement


ARTICLE III  --  PATENT LICENSES

3.1      Grants to Avaya
3.2      Grants to GRL
3.3      Duration and Extent of Licensees
3.4      Scopes of Licenses
3.5      Filings of Patent Applications
3.6      Joint Inventions
3.7      Disclaimer
3.8      Outside the United States


ARTICLE IV  --  ASSIGNMENT OF RESTRICTED JOINT CORPORATE TECHNOLOGY

4.1      Assignment
4.2      Exception to Restriction
4.3      Access to Restricted Joint Corporate Technology


ARTICLE V  --  BALANCING PAYMENTS

5.1       Payment to Lucent

ARTICLE VI  --  TERMINATION

6.1      Voluntary Termination
6.2      Survival
6.3      Change of Control of, or Certain Acquisitions by Avaya
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6.4      Material Breach


ARTICLE VII  --  MISCELLANEOUS PROVISIONS

7.1      Agreement Prevails
7.2      Nothing Construed
7.3      Disclaimer
7.4      Confidentiality
7.5      Counterparts; Entire Agreement; Corporate Power
7.6      Governing Law
7.7      Assignability; Successors.
7.8      Third Party Beneficiaries
7.9      Notices
7.10     Severability
7.11     Force Majeure
7.12     Publicity
7.13     Headings
7.14     Waivers of Default
7.15     Specific Performance
7.16     Amendments
7.17     Interpretation

Exhibit A -- Licensed Avaya Technology

Exhibit B -- Avaya Product Realization Technology

Exhibit C -- Licensed Corporate Technology

Exhibit D -- Licensed Lucent Technology

Exhibit E -- Lucent Product Realization Technology

Exhibit F -- Restricted Joint Corporate Technology
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                     PATENT AND TECHNOLOGY LICENSE AGREEMENT


         THIS PATENT AND TECHNOLOGY LICENSE AGREEMENT (this "Agreement"), effective as of October 1, 2000 (the "Effective Date"), is by and between Lucent Technologies Inc., a Delaware corporation, with offices at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("Lucent"), Lucent Technologies GRL Corporation, a Delaware corporation, having an office at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014 ("GRL"), Avaya Inc., a Delaware corporation, with offices at 211 Mount Airy Road, Basking Ridge, New Jersey 07920 ("Avaya"), and Avaya Technology Corp., a Delaware corporation, with offices at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014, United States of America ("Avaya IPCO").

                                    RECITALS

         A. WHEREAS, the Board of Directors of Lucent has determined that it is in the best interests of Lucent and its stockholders to separate Lucent's existing businesses into two independent businesses;

         B. WHEREAS, Avaya and Avaya IPCO desire to receive and Lucent and GRL are willing to grant to Avaya and Avaya IPCO certain rights to use patents and technology retained and owned by Lucent and GRL on or after the Effective Date; and

         C. WHEREAS, Lucent and GRL desire to receive and Avaya and Avaya IPCO are willing to grant to Lucent and GRL certain rights to use patents and technology which is owned by Avaya and Avaya IPCO on or after the Effective Date.

         NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         For the purpose of this Agreement the following terms in capital letters are defined in this Article I and shall have the meaning specified herein:

         CHANGE OF CONTROL OF ANY PERSON means any of the following: (a) the consummation of a merger, consolidation, or similar business combination involving such Person and the securities of such Person that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors ("Voting Securities") are changed into or exchanged for cash, securities or
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property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the combined voting power of the Voting Securities of the surviving Person or transferee; (b) a sale or other disposition of all or substantially all of the assets of such Person; (c) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 40% or more of the combined voting power of the then outstanding Voting Securities; or (d) individuals who, as of the Distribution Date, constitute the Board of Directors of such Person (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the Distribution Date (other than any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board) whose election or nomination for election by the stockholders of such Person was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

         COMMON SUPPORT FUNCTION SOFTWARE means those computer programs in source and object code forms, including their respective associated documentation, listed on Schedule A of the Technology Assignment and Joint Ownership Agreement, dated as of September 30, 2000, by and between Lucent and Avaya.

         COPYRIGHTS mean any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq.

         CORPORATE TECHNOLOGY means any and all portions of Corporation Technology other than Lucent Technology, Avaya Technology, and Common Support Function Software. The term includes, but is not limited to, basic research.

         DISTRIBUTION DATE shall have the meaning defined in the Contribution and Distribution Agreement, dated as of September 30, 2000, by and between Lucent and Avaya.

         CORPORATION TECHNOLOGY means any and all Technology existing as of the Distribution Date which is owned by, and was developed by or for, or purchased by Lucent and its Subsidiaries, including any of its business units and divisions. The term includes any and all Technology owned or controlled by any of Lucent's Subsidiaries under which Lucent has the right to grant any of the right-to-use licenses of the type and on the terms herein granted.

         AVAYA BUSINESS shall have the meaning set forth in the Contribution and Distribution Agreement, dated as of September 30, 2000, by and between Lucent and Avaya.


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         AVAYA IPCO'S PATENTS means every patent including any reissues or reexaminations thereof (an including utility models but excluding design patents and design registrations) issued in any country of the world, which is owned or controlled by Avaya IPCO or any of its Related Companies and issued on, or claiming priority from, an application filed in any country of the world within two (2) years after the Effective Date, with respect to which and to the extent that Avaya IPCO or any of its Related Companies has a right, as of the Effective Date or thereafter, to grant the licenses granted herein.

         AVAYA PRODUCT REALIZATION TECHNOLOGY means any and all portions of Avaya Technology listed in the attached Exhibit B.

         AVAYA TECHNOLOGY means any and all portions of Corporation Technology existing as of the Distribution Date which were developed by or for, or purchased by the Avaya Business. The term includes Licensed Avaya Technology, and Avaya Product Realization Technology, but shall not include Lucent Technology, Common Support Function Software or Corporate Technology.

         GOVERNMENTAL AUTHORITY means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         GRL'S PATENTS means every patent including any reissues or reexaminations thereof (an including utility models but excluding design patents and design registrations) issued in any country of the world, which is owned or controlled by GRL or any of its Related Companies and issued on, or claiming priority from, an application filed in any country of the world within two (2) years after the Effective Date, with respect to which and to the extent that GRL or any of its Related Companies has a right, as of the Effective Date or thereafter, to grant the licenses granted herein. Notwithstanding the foregoing, the term GRL's Patents does not include Avaya's Patents.

         JOINT CORPORATE TECHNOLOGY means those portions of Corporate Technology listed on Schedule B of the Technology Assignment and Joint Ownership Agreement, dated as of September 30, 2000, by and between Lucent and Avaya.

         LICENSED CORPORATE TECHNOLOGY means those portions of Corporate Technology listed in the attached Exhibit C.

         LICENSED AVAYA TECHNOLOGY means only those items of Avaya Technology listed in the attached Exhibit A.

         LICENSED LUCENT TECHNOLOGY means only those items of Lucent Technology listed in the attached Exhibit D.

         LICENSED TECHNOLOGY, as to Lucent, means Licensed Avaya Technology, and as to Avaya, means Licensed Lucent Technology or Licensed Corporate Technology.


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         LUCENT BUSINESS shall have the meaning set forth in the Contribution and Distribution Agreement, dated as of September 30, 2000, by and between Lucent and Avaya.

         LUCENT COMPETITOR means any person or entity that competes with Lucent in the provision of telecommunications systems, services, and equipment, including the provision of software and semiconductive devices.

         LUCENT TECHNOLOGY means any and all portions of Corporation Technology existing as of the Distribution Date, which were developed by or for, or purchased by the Lucent Business. The term includes Licensed Lucent Technology, and Lucent Product Realization Technology, but shall not include Avaya Technology, Common Support Function Software or Corporate Technology.

         LUCENT PRODUCT REALIZATION TECHNOLOGY means those items of Lucent Technology listed in the attached Exhibit E.

         MASK WORKS means any mask work, registered or unregistered, as defined in 17 U.S.C. Section 901.

         PERSON means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

         RELATED COMPANIES means (i) with respect to GRL, Lucent, Subsidiaries of either GRL or Lucent (only for so long as they remain Subsidiaries), (ii) with respect to Lucent, Subsidiaries of Lucent, only for so long as they remain Subsidiaries, (iii) with respect to Avaya IPCO, Avaya, and Subsidiaries of either Avaya IPCO or Avaya (only for so long as they remain Subsidiaries), and
(iv) with respect to Avaya, Subsidiaries of Avaya, only for so long as they remain Subsidiaries, and any other company so designated and agreed to in a writing signed by the relevant parties. Solely for purposes of this definition, Avaya and its Subsidiaries shall be deemed not to be Related Companies or Subsidiaries of Lucent.

         RESTRICTED JOINT CORPORATE TECHNOLOGY means the trade secrets, know how, and computer programs (in source and object code forms), listed in the attached Exhibit F.

         SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or


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indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

         TECHNOLOGY means any and all technical information, computer or other apparatus programs, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge or data. The term Technology includes Copyrights, Mask Works and any other intellectual property right, but does not include any trademark, trade name, trade dress or service mark, or any patent applications on inventions, discoveries or improvements, or any patents that may be granted or have been granted thereon.


                                   ARTICLE II
                      ACCESS AND USE OF LICENSED TECHNOLOGY

         2.1 ACCESS TO LICENSED TECHNOLOGY. During a period beginning on the Effective Date and ending on December 31, 2000, each party shall have the right to access and to copy any and all portions of the Licensed Technology in possession of the other party. Such access and copying shall be in accordance with a reasonable request and schedule to be mutually agreed upon between the party in possession of the Licensed Technology that is requested and the requesting party. All costs associated with the assembling, copying and delivering of such Licensed Technology shall be borne by the requesting party.

         2.2 EXPORT CONTROL. The parties acknowledge that any software and technical information provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such software and technical information must be authorized under those laws and regulations. The parties agree that they will not use, distribute, transfer, or transmit the software or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. If requested by another party, each party also agrees to sign written assurances and other export-related documents as may be required for the other party to comply with U.S. export regulations.

         2.3 LUCENT'S RIGHTS TO USE LICENSED AVAYA TECHNOLOGY. (a) Subject to the restrictions specified in this Section 2.3, Lucent and its Related Companies shall each have a personal, worldwide, nonexclusive, royalty-free, and non-transferable right to use the Licensed Avaya Technology for the businesses in which Lucent or any of its Related Companies are now or hereafter engaged.

         (b) Lucent's right to use includes the right of Lucent and its Related Companies to copy, modify and improve any portion of the Licensed Avaya Technology. No right is granted hereunder to Lucent or its Related Companies to sublicense any of the Licensed Avaya Technology to any third party, other than the sublicensing of software in object code form in connection with the sale of Lucent products or services.


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         (c) Notwithstanding any other provision, neither Lucent nor any of its
Related Companies shall have the right to access, copy or use, in whole or in part, for any purpose, any Avaya Product Realization Technology without the prior written consent of Avaya.

         (d) Notwithstanding the provisions of Section 2.3(b), Lucent's rights to use the "Octel Messaging Technology" listed in Appendix A includes the right of Lucent and its Related Companies to sublicense any of such technology in source code form to any third party for any and all purposes. For purposes of clarity and not limitation, all rights granted to Lucent under such "Octel Messaging Technology" shall be irrevocable.

         2.4 AVAYA'S RIGHTS TO USE LICENSED LUCENT TECHNOLOGY AND LICENSED CORPORATE TECHNOLOGY. (a) Subject to the restrictions specified in this Section 2.4, Avaya and its Related Companies shall each have a personal, worldwide, nonexclusive, royalty-free and non-transferable right to use the Licensed Lucent Technology and the Licensed Corporate Technology for the businesses in which Avaya or any of its Related Companies are now or hereafter engaged.

         (b) Avaya's right to use includes the right of Avaya and its Related Companies to copy, modify and improve any portion of Licensed Lucent Technology and the Licensed Corporate Technology. No right is granted hereunder to Avaya or its Related Companies to sublicense any of Licensed Lucent Technology or Licensed Corporate Technology to any third party, other than the sublicensing of software in object code form in connection with the sale of Avaya products or services.

         (c) Notwithstanding any other provision, neither Avaya nor any of its Related Companies shall have the right to access, copy or use, in whole or in part, for any purpose, any Lucent Product Realization Technology, without the prior written consent of Lucent, and then only to support work for or on behalf of Lucent.

         2.5 PROCUREMENT. (a) As an attribute to each party's rights to use Licensed Technology, and subject to the restrictions specified in Sections 2.3 and 2.4, each party may disclose to any of its suppliers, prospective suppliers or third party joint developers (under appropriate joint development agreements) only those portions of Licensed Technology that are reasonably necessary for the procurement by such party of components, subsystems, subassemblies, products and/or services of the businesses of such party.

         (b) Each party agrees that it will not make any portion of Licensed Technology available to any such supplier, prospective supplier, or joint developer except under procurement terms and conditions (including confidentiality, use and disclosure restrictions) normally used by such party to protect its own proprietary information of a similar nature.

         (c) The procurement rights granted hereunder to each one of the parties under this Section 2.5 shall not be exercised by one party in a manner such that the exercise of


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such one party's procurement rights is a sham to effect the licensing of another party's Licensed Technology or any portion thereof, to a third party and not for bona fide business purposes of such one party.

         (d) Each party agrees that prior to the disclosure of any portion of Licensed Technology under this Section 2.5, all proprietary information of the other parties shall be expunged. No later than December 31, 2000, the parties will agree on acceptable procedures to achieve such expungement.


                                   ARTICLE III
                                 PATENT LICENSES

         3.1 GRANTS TO AVAYA. (a) GRL grants to Avaya IPCO, under GRL's Patents, worldwide, personal, nonexclusive, royalty-free and non-transferable licenses to make, have made (subject to 3.1(b)), use, lease, sell, offer for sale and import any and all products and services of the businesses in which Avaya or any of its Related Companies is now or hereafter engaged.

         (b) The right of Avaya IPCO to have product made pursuant to this Agreement is not limited to products custom designed by or for Avaya IPCO. Such "have made" rights shall include the right to have "off the shelf" products made for or procured by Avaya IPCO. The "have made" rights shall not be exercised by Avaya in a manner such that the exercise of those rights is a sham to sublicense GRL's Patents to a third party and not for a bona fide business purpose of Avaya IPCO.

         (c) GRL hereby further grants to Avaya a sublicense under any and all patent license rights, with respect to which GRL has received from any third party pursuant to any license agreement a right to sublicense (but only to the extent that GRL has a right to grant such a sublicense without payment of royalties), to make, have made, use, lease, offer to sell, sell, and import any and all products and services.

         3.2 GRANTS TO GRL. (a) Avaya IPCO grants to GRL, under Avaya IPCO's Patents, worldwide, personal, nonexclusive, royalty-free and non-transferable licenses to make, have made (subject to 3.2(b)), use, lease, sell, offer for sale and import any and all products and services of the businesses in which GRL or any of its Related Companies is now or hereafter engaged.

         (b) The right of GRL to have product made pursuant to this Agreement is not limited to products custom designed by or for GRL. Such "have made" rights shall include the right to have "off the shelf" products made for or procured by GRL. The "have made" rights shall not be exercised by GRL in a manner such that the exercise of those rights is a sham to sublicense Avaya's Patents to a third party and not for a bona fide business purpose of GRL.


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              3.3 DURATION AND EXTENT OF LICENSES. Subject to Article VI, all
licenses granted herein as to any party's patents shall continue for the entire unexpired term of such patents.

              3.4 SCOPE OF LICENSES. (a) The licenses granted herein include licenses to convey to any customer of the grantee, with respect to any licensed product which is sold or leased by such grantee to such customer, rights to use and resell such licensed product as sold or leased by such grantee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such licensed products(s) (as sold or leased) with any other product that is not a licensed product, except to the extent that the licensed product(s) embodies a substantial and significant portion of the invention, (2) a method or process other than a method or process the inventive steps of which are implemented primarily by the licensed product(s) in the operation of such licensed products(s) or (3) a method or process involving the use of a licensed product to manufacture any other product and to test any such manufactured product.

              (b) Licenses granted herein are not to be construed: (i) as consent by the grantor to any act which may be performed by the grantee, except to the extent impacted by a patent licensed herein to the grantee, (ii) except as otherwise specifically provided under Section 3.4(a), a waiver of a party's (or any of its Related Companies') rights against any third party with respect to any infringement or (iii) except to the extent specified in Section 3.4(a), to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof.

              (c) The grant of each license hereunder to each party includes the right to grant sublicenses within the scope of such license to a party's Related Companies for so long as they remain Related Companies of such party. Any such sublicense may be made effective retroactively, but not prior to the Effective Date, nor prior to the sublicensee's becoming a Related Company of such party.

              3.5 FILINGS OF PATENT APPLICATIONS. Each party agrees to file patent applications within the two (2) year period commencing on the Effective Date in a timely manner as determined by generally accepted good patent filing practices and as though this Agreement were not in existence between the parties. The dispute resolution provisions of Article V shall apply to any allegation by one party that another party hereto has purposely delayed its patent filings primarily to avoid providing the licenses and rights granted hereunder.

              3.6 JOINT INVENTIONS. (a) There are countries (not including the United States) which require the express consent of all inventors or their assignees to the grant of licenses or rights under patents issued in such countries for joint inventions.

              (b) Each party shall give such consent, or shall use its reasonable best efforts to obtain such consent from its Related Companies, its employees or employees of any of its Related Companies, as required to make full and effective any such licenses and rights


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respecting any joint invention granted to a grantee hereunder by such party and by another licensor of such grantee.

              (c) Each party shall take steps which are reasonable under the circumstances to obtain from third parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention purported to be granted by it hereunder. If, in spite of such reasonable steps, such party is unable to obtain the requisite consents from such third parties, the resulting inability of such party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement.

              3.7 DISCLAIMER. No party or any of its Related Companies makes any representation, extends any warranty of any kind, assumes any responsibility or obligation whatsoever, or confers any right by implication, estoppel or otherwise, other than the licenses, rights and warranties herein expressly granted.

              3.8 OUTSIDE THE UNITED STATES. (a) There are countries in which the owner of an invention is entitled to damages, compensation or other monetary award for another's unlicensed manufacture, sale, lease, use or importation involving such invention prior to the date of issuance of a patent for such invention but on or after a certain earlier date, hereinafter referred to as the invention's "protection commencement date" (e.g., the date of publication of allowed claims or the date of publication or "laying open" of the filed patent application). In some instances, other conditions precedent must also be fulfilled (e.g., knowledge or actual notification of the filed patent application). The parties agree that (i) an invention which has a protection commencement date in any such country may be used in such country pursuant to the terms of this Agreement on and after any such date, and (ii) all such conditions precedent are deemed satisfied by this Agreement.

              (b) There may be countries in which a party hereto may have, as a consequence of this Agreement, rights against third party infringers of another party's patents licensed hereunder. Each party hereto hereby waives any such right it may have by reason of such third party's infringement or alleged infringement of another party's patents.

              (c) Each party hereto hereby agrees to register or cause to be registered, to the extent that such party reasonably determines that registration or recordation is necessary under applicable law, and without expense to the other party or any of its Related Companies, any agreements wherein sublicenses are granted by it under the other party's patents licensed hereunder. Each party hereto hereby waives any and all claims or defenses, arising by virtue of the absence of such registration, that might otherwise limit or affect its obligations to the other party.


                                   ARTICLE IV
               ASSIGNMENT OF RESTRICTED JOINT CORPORATE TECHNOLOGY


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                 4.1 ASSIGNMENT. Lucent hereby irrevocably transfers and assigns to Avaya an undivided one-half (l/2), interest in the Restricted Joint Corporate Technology. Lucent and Avaya shall each jointly own an equal, undivided, one-half (l/2) interest in the Restricted Joint Corporate Technology, with no duty to account to the other or any exploitation of such jointly-owned
Restricted Joint Corporate Technology. Avaya agrees that it shall not have any right to, and will not (1) disclose the Restricted Joint Corporate Technology to any Lucent Competitor, or (2) authorize the use of the Restricted Joint
Corporate Technology by any Lucent Competitor; provided, however, that Avaya shall not be precluded from selling products or licensing software (in object code form), which include Restricted Joint Corporate Technology. Avaya agrees that it will not make any portion of the Restricted Joint Corporate Technology available to any third party except under confidentiality terms and conditions normally used by Avaya to protect its own proprietary information of a similar nature.

                 4.2 EXCEPTION TO RESTRICTION. Lucent and Avaya agree that the restrictions in Section 4.1 on Avaya's rights under the Restricted Joint Corporate Technology shall not apply to any Restricted Joint Corporate Technology that Avaya actually incorporates into Avaya products, or has documented, formal and active plans to incorporate into Avaya products, for so long as Avaya manufactures, sells, or actively develops such products.

                 4.3 ACCESS TO RESTRICTED JOINT CORPORATE TECHNOLOGY. During a period beginning on the Effective Date and ending on December 31, 2000, Avaya shall have the right to access and to copy any and all portions of the Restricted Joint Corporate Technology in possession of Lucent. Such access and copying shall be in accordance with a reasonable request and schedule to be mutually agreed upon between Avaya and Lucent. All costs associated with the assembling, copying and delivering of such Restricted Joint Corporate Technology shall be borne by Avaya.


                                    ARTICLE V
                               BALANCING PAYMENTS

                 5.1 PAYMENT TO GRL. In consideration for the balance of licenses and rights exchanged hereunder by the parties, Avaya or Avaya IPCO shall pay to GRL a lump sum amount of ___________ ($________) within sixty (60) days of execution of this Agreement by all parties. Neither such sum nor any portion thereof shall be refundable or creditable to Avaya or Avaya IPCO. No other payments or royalties shall be due from or to any other party under this Agreement.


                                   ARTICLE VI
                                   TERMINATION

                 6.1 VOLUNTARY TERMINATION. By written notice to a party, another party may voluntarily terminate all or a specified portion of the licenses and rights granted to it


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hereunder by such granting party. Such notice shall specify the effective date of such termination and shall clearly specify any affected patent, invention, product or service.

              6.2 SURVIVAL. (a) If a company ceases to be a Related Company of a party, licenses and rights granted to the other parties hereunder with respect to patents of such company on applications filed prior to the date of such cessation shall not be affected by such cessation.

              (b) Any voluntary termination of licenses and rights of a party under Section 6.1 shall not affect such party's licenses and rights with respect to any licensed product made or service furnished prior to such termination, and shall not affect the licenses and rights granted to the other parties hereunder.

              6.3 CHANGE OF CONTROL OF, OR CERTAIN ACQUISITIONS BY AVAYA. In the event of a Change of Control of Avaya, or in the event that Avaya acquires any Person that has a market value greater than fifty percent (50%) of Avaya's market value at the time of acquisition, then, all patent licenses and patent-related rights granted to Avaya hereunder shall extend only to a specific annual volume of products and services which are of a kind comparable to those offered by Avaya prior to such Change of Control or acquisition. Such specific volume of products and services shall not exceed the volume of corresponding licensed products and services of Avaya prior to such Change of Control or acquisition.

              6.4 MATERIAL BREACH. No party may unilaterally terminate this Agreement, or any licenses granted hereunder, for a material breach of this Agreement by another party, provided, however, that each party shall retain any remedies for such breach that it may be entitled to in a court of law or equity.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

              7.1 AGREEMENT PREVAILS. This Agreement shall prevail in the event of any conflicting terms or legends that may appear on any portion of the Licensed Technology.

              7.2 NOTHING CONSTRUED. Neither the execution of this Agreement nor anything in it or in the Licensed Lucent Technology, Licensed Corporate Technology and Licensed Avaya Technology shall be construed as an obligation upon any party or its Related Companies to furnish to any other party or its Related Companies, any assistance of any kind whatsoever, or any information other than the portion of Licensed Lucent Technology, Licensed Corporate Technology and Licensed Avaya Technology, as applicable, requested pursuant to
Section 2.1, or to revise, supplement or elaborate upon the Licensed Lucent Technology, Licensed Corporate Technology and Licensed Avaya Technology.

              7.3 DISCLAIMER. NO PARTY OR ANY OF ITS RELATED COMPANIES MAKES ANY REPRESENTATION, EXTENDS ANY WARRANTY OF ANY KIND, ASSUMES ANY RESPONSIBILITY OR OBLIGATION WHATSOEVER, OR CONFERS ANY RIGHT BY IMPLICATION, ESTOPPEL OR OTHERWISE, OTHER THAN THE RIGHTS AND WARRANTIES HEREIN EXPRESSLY GRANTED.

              7.4 CONFIDENTIALITY. (a) Subject to Section 7.4(d), each of Lucent, GRL, Avaya, and Avaya IPCO agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to such party's confidential and proprietary information, all information of another party that is either in its possession or furnished by one party to the other or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or otherwise, and shall not use any such information other than for the purposes of performing its obligations under this Agreement, except, in each case, to the extent that such information has been (i) in the public domain through no fault of such party or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party which sources are not themselves bound by a confidentiality obligation, or
(iii) independently generated without reference to any proprietary or confidential information of the other party.

         (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such information to any other person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such information for purposes of performing such party's obligations under this Agreement (who shall be advised of their obligations hereunder with respect to such information), except as specified in
Section 2.5 or in compliance with Section 7.4(d) or with the prior written consent of the other party.

         (c) Without limiting the foregoing, when any information is no longer needed for the purposes contemplated by this Agreement, each party will promptly after request of a furnishing party either return to the furnishing party all information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the furnishing party that it has destroyed such information (and such copies thereof and such notes, extracts or summaries based thereon).

         (d) In the event that any party (the "disclosing party") either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable law or receives any demand under lawful process or from any governmental authority to disclose or provide information of any other party that is subject to the confidentiality provisions hereof, such disclosing party shall notify the other party prior to disclosing or providing such information and shall cooperate at the expense of the other party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the person that received such request may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) or by lawful process or such governmental authority.

         7.5 COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER. (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         (b) This Agreement and any exhibits, schedules and appendices hereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein.

         (c)      Each party represents as follows:

                  (i) each has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

                  (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

         7.6 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to contracts to be performed solely within the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

         7.7 ASSIGNABILITY; SUCCESSORS. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that a party-grantee may not assign this Agreement, in whole or in part, or its respective rights or obligations without the prior written consent of the party-grantor except as provided in subsection
(b) below.

         (b) By the provision of notice thereof in accordance with this Agreement, a party may assign this Agreement and its rights and obligations hereunder, either in whole or in part, to any entity that is, or that was immediately preceding such assignment, a current Subsidiary, business unit, division or other Related Company of such party, in each case that is the successor to the business and assets of any such party that relates to this Agreement.

         (c) If Lucent, Avaya or any of their Related Companies, divests a portion of its business and such divested business continues operation as a separately identifiable business, then the licenses and rights granted hereunder to the divesting party may be sublicensed to such divested separate business without the consent of the other party, but only to the extent and for the time the divested business functions as a separately identifiable business. With respect to patent licenses, such sublicenses shall further be limited to products and services of the kind provided by the divested business prior to its divestiture and not to any products or services of any entity which acquires the divested business. With respect to all other intellectual property licenses herein, such sublicenses shall further be limited to products and services of the kind provided or under development by the divested business prior to its divestiture and not to any other category of products or services of any entity which acquires the divested business. As used herein, the term "other category of products or services" of an acquiring entity shall mean only those products and services which are not of the kind or type provided by the divested business prior to its divestiture. This Section 7.7(c) shall apply regardless of whether the business is divested by a distribution to existing shareholders, a sale of assets or as a sale of a legal entity (e.g., sale of a Subsidiary). The sublicensing rights specified herein shall include any business whose acquisition is after the Effective Date, provided the acquisition of such business was not a sham for the purpose of extending rights to the acquired (and then divested) business.

         7.8 THIRD PARTY BENEFICIARIES. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement, and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

         7.9 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

         If to Lucent, to:  Lucent Technologies Inc.
                            150 Allen Road
                            Liberty Corner, New Jersey  07938-1995
                            Attn: President-Intellectual Property Business

         If to Avaya to:    Avaya Inc.
                            211 Mount Airy Road
                            Basking Ridge, New Jersey  07920
                            Attn: Vice President-Law,
                            Intellectual Property Matters

         If to GRL, to:     Lucent Technologies GRL Corporation
                            Suite 105
                            14645 N.W. 77th Avenue
                            Miami Lakes, Florida  33014
                            Attn:  Contract Administrator
                            Intellectual Property Organization

         If to Avaya IPCO to: ______________________________


Any party may, by notice to the other party, change the address to which such notices are to be given.

         7.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

         7.11 FORCE MAJEURE. Except with respect to payment obligations hereunder, no party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts or raw materials, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

         7.12 PUBLICITY. Each of Lucent and Avaya shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to this Agreement or the transactions contemplated hereby. In addition, neither party shall issue or release for publication any articles, advertising, or publicity materials relating to Licensed Technology of the other party under this Agreement or mentioning or implying the name, trademarks, logos, trade name, service mark or other company identification of the other party or any of its affiliates or any of its personnel without the prior written consent of the other party.

         7.13 HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.14 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

         7.15 SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

         7.16 AMENDMENTS. No provision of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

         7.17 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the schedules, exhibits and appendices hereto) and not to any particular provision of this Agreement. Article, section, exhibit, schedule and appendix references are to the articles, sections, exhibits, schedules and appendices to this Agreement unless otherwise specified. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to the Effective Date, regardless of any amendment or restatement hereof.

     IN WITNESS WHEREOF, the parties have caused this PATENT AND TECHNOLOGY LICENSE AGREEMENT to be executed in four originals by their duly authorized representatives as of the Effective Date.


                                                  LUCENT TECHNOLOGIES INC.



                                                  By:___________________________
                                                  Name:
                                                  Title:


                                                  LUCENT GRL CORPORATION



                                                  By:___________________________
                                                  Name:
                                                  Title:


                                                  AVAYA INC.



                                                  By:___________________________
                                                  Name:
                                                  Title:



                                                  AVAYA TECHNOLOGY CORP.



                                                  By:___________________________
                                                  Name:
                                                  Title: